Exhibit 10.36

FIRST AMENDMENT TO

GATHERING AND COMPRESSION AGREEMENT

(KENTUCKY OPERATIONS)

THIS FIRST AMENDMENT TO GATHERING AND COMPRESSION AGREEMENT (the “First Amendment”) is effective as of March 1, 2009, and is by and among VINLAND ENERGY GATHERING, LLC, a Delaware limited liability company (“VEG”); and VANGUARD NATURAL GAS, LLC, a Kentucky limited liability company (“VNG”), and its subsidiary TRUST ENERGY COMPANY, LLC, a Kentucky limited liability company (“TEC”).  VNG and TEC are sometimes collectively referred to as “VANGUARD.”

WITNESSETH:

WHEREAS, VANGUARD and VEG, along with Vinland Energy Eastern, LLC, are parties to that certain Gathering and Compression Agreement (Kentucky Operations) dated as of January 5, 2007 (the “Gathering Agreement’), whereby the parties thereto made certain agreements concerning the gathering, compression, and re-delivery of certain natural gas in which TEC owns an interest, all as set forth more fully therein; and

WHEREAS, VANGUARD and VEG now desire to amend and/or replace certain terms, provisions or conditions of the Gathering Agreement as provided in and for the duration of this First Amendment.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged; the parties agree as follows:

1.           The term of this First Amendment shall commence on March 1, 2009 and shall continue in full force and effect until December 31, 2009.  After December 31, 2009, the term of this First Amendment shall be extended automatically from month to month thereafter, unless VEG or VANGUARD gives the other written notice of its intention to terminate this First Amendment at the next following monthly renewal which is at least thirty (30) days after the notice is given.  Upon the termination of this First Amendment, all of the original terms and conditions of the Gathering Agreement, including those terms amended herein, shall be and remain in full force and effect in accordance with such terms and conditions.

2.           For the duration of this First Amendment Sections 8.1, 8.2 and 8.3 of the Gathering Agreement are hereby deleted in their entirety and replaced with the following provisions:

8.1  For VEG’s services pursuant to this Agreement in gathering, compressing and re-delivering the Delivery Point(s) gas from the wells listed on Exhibit “A”, or wells drilled and completed by or for Vanguard after the date of this Agreement, VANGUARD shall pay VEG a fee calculated as set forth in this Article VIII (the “Fee”).  The Fee shall be paid on a per-Mcf basis and shall be paid on each Mcf of gas in which Vanguard owns an interest delivered by VEG to an end user or a third party pipeline (“Delivered Mcf”).  The Fee shall consist of two components: (a) a portion of the Monthly Actual Cost (the “Cost Component”); and (b) a fixed payment of Five Cents ($.05) per Delivered Mcf.  For purposes of this Agreement, the “Monthly Actual Cost” shall be the total cost incurred by VEG to operate the Facilities during the relevant production month divided by the total number of Mcfs of gas delivered by VEG to a third party pipeline or an end user during the relevant production month.  The Cost Component of the Fee for each Delivered Mcf of shall be determined by multiplying the Actual Cost times the working interest owned by TEC, VNG or any affiliate in the well which produced the Delivered Mcf.

8.2           VANGUARD and VEG acknowledge that VEG may be able to reduce the Monthly Actual Cost, which would inure to the benefit of all of the parties hereto.  As an incentive to VEG to reduce the Monthly Actual Cost, VANGUARD will pay to VEG the “Incentive Payment” described below.  For each Five Cents ($.05) reduction in the Monthly Actual Cost below Fifty Five Cents ($.55), VANGUARD shall pay to VEG an Incentive Payment equal to One Cent ($.01) per Delivered Mcf.  In no event, however, shall the Incentive Payment exceed Ten Cents ($.10) per Delivered Mcf.

8.3.           Consistent with the original terms of the Gathering Agreement, it is expressly agreed and understood that VEG shall not transport any gas volumes owned by a third party,  other than volumes attributable to wells owned by Vinland Energy Eastern, LLC (“VEE”), if the transportation of such third party gas negatively impacts the production of TEC on the VEG system.

3. The parties hereto agree that except as expressly modified herein, all of the terms and conditions of the Gathering Agreement shall remain in full force and effect.

WITNESS the authorized signatures of the parties hereto, hereunto subscribed and affixed effective as of the day and year first hereinabove written.

(“VANGUARD”)

VANGUARD NATURAL GAS, LLC

By: /s/ Scott W. Smith____________________
Its: __President_________________________

TRUST ENERGY COMPANY, LLC

By: Vanguard Natural Gas, LLC
Its: Manager
By: /s/ Scott W. Smith___________________
Its:_ President_________________________

WITNESS the authorized signatures of the parties hereto, hereunto subscribed and affixed effective as of the day and year first hereinabove written.

(“VEG”)

VINLAND ENERGY GATHERING, LLC

By: _/s/ Majeed S. Nami_________________
Its: _President_________________________

30520277.4

5/8/2009 4:06 PM